UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

Howard Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35489	20-3735949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2014, Howard Bank, the operating subsidiary of Howard Bancorp, Inc., entered into a Branch Purchase and Assumption Agreement with NBRS Financial Bank, pursuant to which Howard Bank will purchase NBRS Financial Bank’s existing branch location at 800 Revolution Street, Havre de Grace, Maryland and assume the lease for this location.  Pursuant to the agreement, Howard Bank will acquire a minimum of $16.7 million in loans and will assume deposit liabilities of not less than $21.0 million.  Howard Bank will pay NBRS Financial Bank a premium of 5% on non-interest bearing demand deposit accounts, and 4% on all other transaction accounts.

Closing of the branch sale is subject to customary closing conditions, including receipt of all necessary regulatory approvals.

A copy of the agreement is filed as Exhibit 10.26 hereto and a copy of the press release announcing the execution of the agreement is filed as Exhibit 99.1 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.26	Branch Purchase and Assumption Agreement between NBRS Financial Bank and Howard Bank dated April 24, 2014

99.1	Press release dated April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

	By:	/s/ George C. Coffman
	Name:	George C. Coffman
Date: April 29, 2014	Title:	Executive Vice President and Chief
Financial Officer